Exhibit 23.8

CONSENT OF AMEC E&C SERVICES, INC.

(Formerly Mineral Resources Development, Inc.)

The undersigned, AMEC E&C Services, Inc., formerly Mineral Resources Development, Inc., hereby states as follows:

Our firm assisted with an evaluation and prepared an independent review, completed in 2000 (the “2000 Review”), and with the preparation of an updated feasibility study, completed in 2004 (the “Updated Feasibility Study”), concerning reserves in the Brimstone Deposit of the Hycroft Mine, for Vista Gold Corp. (the “Company”), portions of which are summarized under the caption “Item 2. Properties — Hycroft Mine — Geology and Ore Reserves” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 (the “Form 10-K”), which in turn is incorporated by reference in this Registration Statement on Form S-3 (this “Registration Statement”), to be filed with the United States Securities and Exchange Commission.

We hereby consent to the incorporation by reference in this Registration Statement of the summary information concerning the 2000 Review and the Updated Feasibility Study, including the reference to our firm included with such information, as set forth above in the Form 10-K.

AMEC E&C Services, Inc.

By:	/s/ LARRY B. SMITH
	Name:	Larry B. Smith
	Title:	Manager, Mining & Metals Consulting

Date: October 26, 2005